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                                                                   Exhibit 10.40

                            STOCK-FOR-STOCK-AGREEMENT


         REORGANIZATION AGREEMENT between HiTek Carpet Care, Inc., a Nevada corporation (hereinafter referred to as "HiTek"), and shareholders of Venturi Technologies, Inc., a Texas corporation (hereinafter referred to as "Venturi").

         For the Acquisition by HiTek of all the outstanding common stock of Venturi, in exchange for stock of HiTek.

         AGREEMENT, dated as of this 9th day of June, 1997, between HiTek and all of the common stock Shareholders of Venturi (hereinafter collectively referred to as the "Common Stock Venturi Shareholders").

         WHEREAS, the Common Stock Venturi Shareholders own 2,547,321 shares of common stock, no par value per share, of Venturi and which constitutes all of the outstanding common stock of Venturi, for a total of 2,547,321 issued and outstanding shares of common stock of Venturi.

         WHEREAS, certain Venturi shareholders (SCHEDULE IV) own 64,410 shares of preferred stock, no par value per share, of Venturi (the "Preferred Stock Venturi Shareholders"), which is designated "10% Cumulative Convertible Series A Preferred Stock" and which constitutes all of the outstanding preferred stock of Venturi, for a total of 64,410 issued and outstanding shares of preferred stock designated 10% Cumulative Convertible Series A Preferred Stock of Venturi.

         WHEREAS, certain individuals or shareholders of Venturi own warrants to purchase 202,743 shares of common stock, no par value per share, of Venturi (the "Venturi Warrantholders"), and which constitutes all of the outstanding warrants to purchase common stock of Venturi, for issued and outstanding warrants to purchase a total of 202,743 shares of common stock of Venturi. Said warrants are as follows:

         Name of                                                       Exercise         Number of Shares
         Warrant Holder                              Expiration        Price            to Purchase
         --------------                              ----------        -----            -----------
         William Davidson                            2001              2.00             50,000
         Sentry Financial Corp.                      6/18/06           1.00             83,333
         Series A Preferred Stock
         investors                                   2002              5.00             64,410
         Dominion Capital Corp.                      2002              5.00             5,000

         WHEREAS, the Common Stock Venturi Shareholders own and have the right to sell, transfer and exchange all of the shares for the purchase of the capital stock of HiTek. HiTek hereby offers 2,785,714 shares of its common stock to the Common Stock Venturi Shareholders for all of the

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outstanding common stock of Venturi. The Common Stock Venturi Shareholders wish to make said exchange.

         WHEREAS, the parties hereto intend that the securities exchange described herein between HiTek and the Common Stock Venturi Shareholders will be tax free in accordance with the provisions of Section 368(a)(1)(B) of the Internal Revenue Code.

         NOW, THEREFORE, in consideration of the premises and of the mutual covenants hereinafter set forth, the parties hereto have agreed and by these present do hereby agree as follows:

         1. Exchange of Securities. Subject to the terms and conditions hereinafter set forth, at the time of the closing referred to in Section 6 hereof (the "Closing Date"), HiTek will issue and deliver, or cause to be issued and delivered to the Common Stock Venturi Shareholders, in exchange for all of the issued and outstanding shares of common stock of Venturi, 2,785,714 shares of its common stock. The shares of HiTek will be allocated to the Common Stock Venturi Shareholders as set forth in SCHEDULE I, attached hereto. Further, upon conversion of the 10% Cumulative Convertible Series A Preferred Stock into common stock of Venturi by Preferred Stock Venturi Shareholders, HiTek will issue and deliver or cause to be issued and delivered to the Preferred Stock Venturi Shareholders, 1.093585771 share of HiTek common stock for each one share of Venturi common stock. Fractions, if any, will be rounded up. Upon the exercise of the warrants to purchase common stock of Venturi by the Venturi Warrantholders, HiTek will issue and deliver or cause to be issued and delivered to the Venturi Warrantholders, 1.093585771 share of HiTek common stock for each one share of Venturi common stock. Fractions, if any, will be rounded up.

         2. Representations and Warranties by Venturi and Common Stock Venturi Shareholders. Venturi and Common Stock Venturi Shareholders each represent and warrant to HiTek, all of which representations and warranties shall be true at the time of closing, and shall survive the closing for a period of six (6) months from the date of closing, except as to the warranties and representations set forth in subsection (i) herein, which shall survive for a period of three
(3) years from the date of closing, and those set forth in subsection (l) herein, which shall survive for a period of six (6) months from the date of closing, or from the date when the accounts receivable may become due and payable, whichever shall occur later, that:

                  (a) Venturi is a corporation duly organized and validly existing and in good standing under the laws of the State of Texas and has the corporate powers to own its property and carry on its business as and where it is now being conducted. Copies of the Certificate of Incorporation and the By-Laws of Venturi, which have heretofore been furnished by Venturi to HiTek, are true and correct copies of said Certificate of Incorporation and By-Laws including all amendments to the date hereof.

                  (b) The authorized capital stock of Venturi consists of 20,000,000 shares of common stock, no par value ("Common Stock of Venturi"), of which 2,547,321 shares have

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         been validly issued and are now outstanding and 5,000,000 shares of preferred stock, no par value, of which 64,410 shares have been validly issued and are now outstanding.

                  (c) Common Stock Venturi Shareholders have full power to exchange the shares to purchase the capital stock of HiTek on behalf of themselves upon the terms provided for in this Agreement, and said shares have been duly and validly issued and are free and clear of any lien or other encumbrance.

                  (d) From the date hereof, and until the date of closing, no dividends or distributions of capital, surplus, or profits shall be paid or declared by Venturi in redemption of their outstanding shares or otherwise, and except as described herein no additional shares shall be issued by said corporation.

                  (e) Since the date hereof, Venturi has not engaged in any transaction other than transactions in the normal course of the operations of their business, except as specifically authorized by HiTek in writing.

                  (f) Venturi is not involved in any pending or threatened litigation which would materially affect its financial condition disclosed to HiTek in writing.

                  (g) Venturi has and will have on the Closing Date, good and marketable title to all of its property and assets shown on SCHEDULE II attached hereto, free and clear of any and all liens or encumbrances or restrictions, except as shown on SCHEDULE II, attached hereto and except for taxes and assessments due and payable after the Closing Date and easements or minor restrictions with respect to its property which do not materially affect the present use of such property.

                  (h) (1) The inventories of Venturi as reflected in SCHEDULE II, furnished by Venturi to HiTek prior to the execution hereof, are valued at book value.

                           (2) The inventory of Venturi listed on the schedule referred to in (I)(1) above is hereinafter collectively referred to as the "Inventory." The Inventory is in good and usable condition.

                  (i) As of the date hereof, there are no accounts receivable of Venturi of a material nature, except for those accounts receivable set forth in SCHEDULE II, attached hereto.

                  (j) Venturi does not now have, nor will it have on the Closing Date, any long-term contracts ("long-term" being defined as more than one year) except those set forth in SCHEDULE II attached hereto.


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                  (k) Venturi does not now have, nor will it have on the Closing
         Date any pension plan, profit-sharing plan, or stock purchase plan for any of its employees except those set forth in SCHEDULE II, attached hereto and certain options to proposed executive officers.

                  (1) Venturi does not now have, nor will it have on the Closing Date, any known liabilities or contingent liabilities other than those disclosed in their unaudited financial statements dated December 31, 1996 attached hereto as SCHEDULE III except in the ordinary course of business or in connection with its proposed private offering.

         3. Representations and Warranties by HiTek. HiTek represents and warrants to the Common Stock Venturi Shareholders, all of which representations and warranties shall be true at the time of closing, and shall survive the closing for a period of six (6) months from the date of closing, as follows:

                  (a) HiTek is a corporation duly organized and validly existing and in good standing under the laws of the State of Nevada and has the corporate power to own its properties and carry on its business as now being conducted and has authorized capital stock consisting of 20,000,000 shares of common stock, $.001 par value per share, of which there are 1,500,000 shares presently outstanding and 5,000,000 shares of preferred stock, $.001 par value per share, of which there are no shares outstanding.

                  (b) HiTek has the corporate power to execute and perform this Agreement, and to deliver the stock required to be delivered to Common Stock Venturi Shareholders hereunder.

                  (c) The execution and delivery of this Agreement, and the issuance of the stock required to be delivered hereunder have been duly authorized by all necessary corporate actions, and neither the execution nor delivery of this Agreement, nor the issuance of the stock, nor the performance, observance or compliance with the terms and provisions of this Agreement will violate any provision of law, any order of any court or other governmental agency, the Certificate of Incorporation or By-Laws of HiTek or any indenture, agreement or other instrument to which HiTek is a party, or by which HiTek is bound, or by which any of its property is bound.

                  (d) The shares of Common Stock of HiTek deliverable pursuant hereto will on delivery in accordance with the terms hereof, be duly authorized, validly issued, and fully paid, and non-assessable.

                  (e) To the best of HiTek's knowledge, neither HiTek, nor any of its officers or directors have, during the past five (5) years, been the subject of any injunction, cease and desist order, assurance of discontinuance, suspension or restraining order, revocation or suspension of a license to practice a trade, occupation or profession, denial of an application to obtain or renew same, any stipulation or consent to desist from any act or practice, any

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         disciplinary action by any court or administrative agency, nor, to the best of HiTek's knowledge, has HiTek or any of its officers or directors knowingly violated any state or federal laws regulating the offering and sale of securities.

         4. Conditions to the Obligations of HiTek. The obligations of HiTek hereunder shall be subject to the conditions that:

                  (a) HiTek shall not have discovered any material error or misstatement in any of the representations and warranties by the Common Stock Venturi Shareholders herein, and all the terms and conditions of this Agreement to be performed and complied with shall have been performed and complied with.

                  (b) There shall have been no substantial adverse changes in the conditions, financial, business otherwise of Venturi from the date of this Agreement, and until the date of closing, except for changes resulting from those operations in the usual and ordinary course of business, and between such dates the business and assets of Venturi shall not have been materially adversely affected as the result of any fire, explosion, earthquake, flood, accident, strike, lockout, combination of workmen, taking over of any such assets by any governmental authorities, riot, activities of armed forces, or acts of God or of the public enemies.

                  (c) HiTek shall upon request and at the time of closing, receive an opinion of counsel to the effect that: (1) Venturi is duly organized and validly existing under the laws of the State of Texas and has the power and authority to own its properties and to carry on its respective business wherever the same shall be located and operated as of the Closing Date; and, (2) this Agreement has been duly executed and delivered by Common Stock Venturi Shareholders and constitutes a legal, valid and binding obligation of the Common Stock Venturi Shareholders enforceable in accordance with its terms.

                  (d) Venturi does not now have, nor will it have on the date of closing, any known or unknown liabilities or contingent liabilities, except as specifically set forth on SCHEDULE II, attached hereto.

         5. Conditions to the Obligations of Common Stock Venturi Shareholders. The obligations of the Common Stock Venturi Shareholders hereunder are subject to the conditions that:

                  (a) Common Stock Venturi Shareholders shall not have discovered any material error or misstatement in any of the representations and warranties made by HiTek herein and all the terms and conditions of this Agreement to be performed and complied with by HiTek shall have been performed and complied with.

                  (b) The Common Stock Venturi Shareholders shall upon request, at the time of closing, receive an opinion of counsel to the effect that: (1) HiTek is a corporation duly

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         organized and validly existing under the laws of the State of Nevada, and has the power to own and operate its properties wherever the same shall be located as of the Closing Date; (2) the execution, delivery and performance of this Agreement by HiTek has been duly authorized by all necessary corporate action and constitutes a legal, valid and binding obligation of HiTek, enforceable in accordance with its terms;
         (3) the securities to be delivered to Common Stock Venturi Shareholders pursuant to the terms of this Agreement will have been validly issued, fully paid and non-assessable; (4) the exchange of the securities herein contemplated does not require the registration of the HiTek securities pursuant to any Federal law dealing with the issuance, sale, transfer, and/or exchange of corporate securities; (5) that HiTek is not under investigation by the SEC, the NASD or any state securities commission; (6) that there are no known securities violations; (7) all shares issued by HiTek have been validly issued in accordance with Nevada or Federal law, are fully paid and non-assessable; and (8) there are no outstanding options, rights, warrants, conversion privileges or other agreements which would require issuance of additional shares.

         6. Closing Date. The closing shall take place on or before June 27, 1997, or as soon thereafter as is practicable, at the Law Offices of Max C. Tanner, 2950 East Flamingo Road, Suite G, Las Vegas, Nevada 89121, or at such other time and place as the parties hereto shall agree upon.

         7. Actions at the Closing. At the closing, HiTek and Common Stock Venturi Shareholders will each deliver, or cause to be delivered to the other, the securities to be exchanged in accordance with Section I of this Agreement and each party shall pay any and all Federal and State taxes required to be paid in connection with the issuance and the delivery of their own securities. All stock certificates shall be in the name of the party to which the same are deliverable.

         8. Conduct of Business, Board of Directors, etc. Between the date hereof and the Closing Date, Venturi will conduct its business in the same manner in which it has heretofore been conducted and the Common Stock Venturi Shareholders will not permit Venturi to: (1) enter into any contract, etc., other than in the ordinary course of business; or (2) declare or make any distribution of any kind to the stockholders of Venturi, without first obtaining the written consent of HiTek.

         Upon closing, the old officers and members of the board of directors of HiTek will tender their resignations and a new Board of Directors will be elected by the shareholders of HiTek, which shall consist of the following individuals.

                  Gaylord Karren
                  John Hopkins

         Upon election of the above Board of Directors, and subject to the authority of the Board of Directors as provided by law and the By-Laws of HiTek, the new officers of HiTek, after the closing date of this Agreement shall be as follows:


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         Gaylord Karren        Chairman of the Board and Chief Executive Officer
         John Hopkins          President
         Merril Littlewood     Chief Financial Officer and Treasurer
         Randy Johnson         Secretary

         9. Access to the Properties and Books of Venturi. The Common Stock Venturi Shareholders hereby grant to HiTek, through their duly authorized representatives and during normal business hours between the date hereof and the Closing Date, the right of full and complete access to the properties of Venturi and full opportunity to examine their books and records.

         10.      Miscellaneous.

                  (a) This Agreement shall be controlled, construed and enforced in accordance with the laws of the State of Nevada.

                  (b) Each of the Constituent Corporations shall bear and pay all costs and expenses incurred by it or on its behalf in connection with the consummation of this Agreement, including, without limiting the generality of the foregoing, fees and expenses of financial consultants, accountants and counsel and the cost of any documentary stamps, sales and excise taxes which may be imposed upon or be payable in respect to the transaction.

                  (c) At any time before or after the approval and adoption by the respective stockholders of the Constituent Corporations, if required, this Reorganization Agreement may be amended or supplemented by additional written agreements, as may be determined in the judgment of the respective Boards of Directors of the Constituent Corporations to be necessary, desirable or expedient to further the purpose of this Reorganization Agreement, to clarify the intention of the parties, to add to or to modify the covenants, terms or conditions contained herein, or otherwise to effectuate or facilitate the consummation of the transaction contemplated hereby. Any written agreement referred to in this paragraph shall be validly and sufficiently authorized for the purposes of this Reorganization Agreement if signed on behalf of Venturi or HiTek, as the case may be, by its Chairman of the Board, or its President.

                  (d) This Reorganization Agreement may be executed in any number of counterparts and each counterpart hereof shall be deemed to be an original instrument, but all such counterparts together shall constitute but one Reorganization Agreement.

                  (e) This Agreement shall be binding upon and shall inure to the benefit of the heirs, executors, administrators and assigns of the Common Stock Venturi Shareholders and upon the successors and assigns of HiTek.

                  (f) All notices, requests, instructions, or other documents to be given hereunder shall be in writing and sent by registered mail:

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         If to Common Stock
         Venturi Shareholders, then:        1327 North State
                                            Orem, UT 84057

         If to HiTek, then:                 The Law Offices of Max C. Tanner
                                            2950 E. Flamingo, Suite G
                                            Las Vegas, NV 89121

         The foregoing Reorganization Agreement, having been duly approved or adopted by the Board of Directors, and duly approved or adopted by the stockholders of the constituent corporation, as required, in the manner provided by the laws of the State of Nevada, the Chairman of the Board, President or the Secretary of said corporations, and the Common Stock Venturi Shareholders do now execute this Reorganization Agreement under the respective seals of said corporation by the authority of the directors and stockholders of each, as required, as the act, deed and agreement of each of said corporations. This Stock-For-Stock Agreement may be signed in two or more counterparts.


                                        HITEK CARPET CARE, INC.

                               By:
                                        Darren Dixon, President


                                        VENTURI TECHNOLOGIES, INC,


                               By:       /s/ Gaylord Karren
                                        Gaylord Karren, Chairman of the Board




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